UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2016

Quiksilver, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Argosy Circle, #100, Huntington Beach, CA	92649
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 889-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

As previously disclosed, on September 9, 2015, Quiksilver, Inc. (the “Company”) and each of its wholly owned U.S. subsidiaries – DC Direct, Inc., DC Shoes, Inc., Fidra, Inc., Hawk Designs, Inc., Mt. Waimea, Inc., Q.S. Optics, Inc., QS Retail, Inc., QS Wholesale, Inc., Quiksilver Entertainment, Inc. and Quiksilver Wetsuits, Inc. (such subsidiaries, together with the Company, the “Debtors”) – filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under chapter 11 of the United States Bankruptcy Code (the cases commenced thereby, the “Chapter 11 Cases”). The Bankruptcy Court approved the joint administration of the Chapter 11 Cases under the caption In re Quiksilver, Inc., et al., and the lead case number is 15-11880.

On January 29, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”), attached hereto as Exhibit 99.1, confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Quiksilver, Inc. and Its Affiliated Debtors and Debtors in Possession (the “Plan”), which was filed with the Bankruptcy Court on January 28, 2016. A copy of the confirmed Plan is attached as Exhibit A to the Confirmation Order.

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order and the Plan, which are attached hereto as Exhibit 99.1 and incorporated by reference herein.

On the effective date of the Plan, all of the Company’s existing equity securities, including its shares of common stocks and warrants, will be cancelled and extinguished without holders receiving any distribution. New common shares will be distributed to the holders of the Company’s 7.875% Senior Secured Notes due 2018 and 10.000% Senior Unsecured Notes due 2020, and additional new common shares will be issued to the holders of the Company’s 7.875% Senior Secured Notes due 2018, 10.000% Senior Unsecured Notes due 2020, and the backstop parties that participated in rights offerings described under the Plan. In addition, the Debtors will enter into an asset-based revolving credit facility in the principal amount of up to $140 million, as well as a term loan credit facility in the principal amount of up to $50 million. The debtor-in-possession financing provided to the Debtors and authorized by the Bankruptcy Court, consisting of a secured revolving credit facility and secured term loan credit facility, will be repaid in full utilizing new financing and proceeds from the exit rights offering obtained by the Debtors.

Share Information

Pursuant to the terms of the Plan, all the Company’s existing equity interests, consisting of authorized and outstanding shares of common stock of the Company, will be deemed automatically cancelled without further action by upon the effective date of the Plan. As of October 31, 2015, there were 174,999,722 shares of the Company’s common stock outstanding.

Assets and Liabilities

In its most recent Annual Report on Form 10-K filed on January 27, 2016, the Company reported total assets of $922,523,000 and total liabilities of $1,212,190,000 as of October 31, 2015.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on the Company’s historical or anticipated financial results. The Company therefore cautions you against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Findings of Fact, Conclusions of Law and Order Confirming Plan of Reorganization of the Debtors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKSILVER, INC.

Dated: February 5, 2016	By:	/s/ Thomas Chambolle
Thomas Chambolle
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Findings of Fact, Conclusions of Law and Order Confirming Plan of Reorganization of the Debtors